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                                                                   Exhibit 12.3

                      Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-8264) of Nippon Telegraph and Telephone Corporation of our report dated January 27, 2003, except for Note 24, as to which the date is March 14, 2003, relating to the consolidated financial statements of AT&T Wireless Services, Inc. and Subsidiaries, which appears in this Form 20-F.

/s/  PricewaterhouseCoopers LLP

Seattle, Washington
June 30, 2003